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                                                                   Exhibit (i)14

                THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                                73 TREMONT STREET

                           BOSTON, MASSACHUSETTS 02108


May 9, 2003



To Whom it may concern:


This opinion is written in reference to the shares of beneficial interest, $.01 par value (the "Shares") of the following new class of shares of Manufacturers Investment Trust, a Massachusetts business trust (the "Trust"), to be offered and sold pursuant to a Registration Statement on Form N-1A (registration no. 2-94157) (the "Registration Statement") filed by the Trust pursuant to the Securities Act of 1933:


                                    Series I

I have examined such records and documents and reviewed such questions of law as I deemed necessary for purposes of this opinion.

      1. The Trust has been duly recorded under the laws of the Commonwealth of Massachusetts and is a validly existing Massachusetts business trust.

      2. The Shares have been duly authorized and, when sold, issued and paid for in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/Betsy Anne Seel

Betsy Anne Seel, Esq.